Exhibit (23.0)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-27650, 33-65618, 33-62239, 33-62241, 333-28617, 333-73228 and 333-107850) pertaining to the Badger Meter, Inc. 1989 Stock Option Plan, Badger Meter, Inc. 1993 Stock Option Plan, Badger Meter, Inc. 1995 Stock Option Plan, Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Badger Meter, Inc. 1997 Stock Option Plan, Badger Meter, Inc. 1999 Stock Option Plan, and the Badger Meter, Inc. 2003 Stock Option Plan, and to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102057) of Badger Meter, Inc. and in the related Prospectus, of our reports dated February 17, 2005, with respect to the consolidated financial statements of Badger Meter, Inc. and subsidiaries, Badger Meter, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Badger Meter, Inc., included in this Annual Report (Form 10-K) of Badger Meter, Inc. for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 1, 2005